Exhibit 99.1

Intercontinental Exchange Reports Strong Second Quarter 2024

• Record 2Q24 net revenues of $2.3 billion, +23% y/y

Jeffrey C. Sprecher,

ICE Chair & Chief Executive Officer, said,

"We are pleased to report our second quarter results that extend our track record of growth. Our customers continue to access our networks to manage risk, consume our mission-critical data and drive workflow efficiencies across asset classes and through an array of macroeconomic environments. As we look to the second half of the year and beyond, we will continue to leverage our data, technology and network expertise to deliver innovative solutions for our customers and drive growth for our stockholders."

• 2Q24 GAAP diluted earnings per share (EPS) of $1.10, down 23% y/y

• 2Q24 adj. diluted EPS of $1.52, +6% y/y

• Record 2Q24 operating income of $1.1 billion, +12% y/y; record adj. operating income of $1.4 billion, +21% y/y

• 2Q24 operating margin of 46%; adj. operating margin of 59%

ATLANTA & NEW YORK, August 1, 2024 - Intercontinental Exchange (NYSE: ICE), a leading global provider of technology and data, today reported financial results for the second quarter of 2024. For the quarter ended June 30, 2024, consolidated net income attributable to ICE was $632 million on $2.3 billion of consolidated revenues, less transaction-based expenses. Second quarter GAAP diluted EPS were $1.10. Adjusted net income attributable to ICE was $876 million in the second quarter and adjusted diluted EPS were $1.52. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and adjusted free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "Through the first half of 2024, we have generated record revenues and record operating income, while also continuing to make progress towards achieving the leverage and synergy targets related to our 2023 acquisition of Black Knight. As we turn to the second half, we expect to continue to invest in opportunities to drive future growth and to create value for our stockholders."

Second Quarter 2024 Business Highlights

Second quarter consolidated net revenues were $2.3 billion including exchange net revenues of $1.2 billion, fixed income and data services revenues of $565 million and mortgage technology revenues of $506 million. Consolidated operating expenses were $1.3 billion for the second quarter of 2024. On an adjusted basis, consolidated operating expenses were $947 million. Consolidated operating income for the second quarter was $1.1 billion, and the operating margin was 46%. On an adjusted basis, consolidated operating income for the second quarter was $1.4 billion, and the adjusted operating margin was 59%.

	Net Revenues	Op Margin	Adj Op Margin

$ (in millions)	2Q24
Exchanges	$1,246	71%	75%
Fixed Income and Data Services	$565	37%	45%
Mortgage Technology	$506	(6)%	36%
Consolidated	$2,317	46%	59%

	2Q24	2Q23	% Chg
Recurring Revenues	$1,206	$955	26%
Transaction Revenues, net	$1,111	$933	19%

Exchanges Segment Results

Second quarter exchange net revenues were $1.2 billion. Exchange operating expenses were $356 million and on an adjusted basis, were $311 million in the second quarter. Segment operating income for the second quarter was $890 million, and the operating margin was 71%. On an adjusted basis, operating income was $935 million, and the adjusted operating margin was 75%.

$ (in millions)	2Q24	2Q23	% Chg	Const Curr(1)

Revenues, net:
Energy	$469	$355	32%	33%
Ags and Metals	71	77	(8)%	(8)%
Financials(2)	132	104	26%	26%
Cash Equities and Equity Options, net	111	96	16%	16%
OTC and Other(3)	101	104	(3)%	(3)%
Data and Connectivity Services	240	231	4%	4%
Listings	122	126	(3)%	(3)%
Segment Revenues	$1,246	$1,093	14%	14%

Recurring Revenues	$362	$357	1%	1%
Transaction Revenues, net	$884	$736	20%	20%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2Q23, 1.2522 and 1.0893, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & other includes net interest income and fees on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Second quarter fixed income and data services revenues were $565 million. Fixed income and data services operating expenses were $357 million, and adjusted operating expenses were $311 million in the second quarter. Segment operating income for the second quarter was $208 million, and the operating margin was 37%. On an adjusted basis, operating income was $254 million, and the adjusted operating margin was 45%.

$ (in millions)	2Q24	2Q23	% Chg	Const Curr(1)
Revenues:
Fixed Income Execution	$30	$28	3%	3%
CDS Clearing	78	84	(6)%	(6)%
Fixed Income Data and Analytics	293	277	6%	6%
Other Data and Network Services	164	157	5%	5%
Segment Revenues	$565	$546	4%	4%

Recurring Revenues	$457	$434	5%	5%
Transaction Revenues	$108	$112	(4)%	(4)%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2Q23, 1.2522 and 1.0893, respectively.

Mortgage Technology Segment Results

Second quarter mortgage technology revenues were $506 million. Mortgage technology operating expenses were $538 million, and adjusted operating expenses were $325 million in the second quarter. Segment operating loss for the second quarter was $32 million, and the operating margin was (6)%. On an adjusted basis, operating income was $181 million, and the adjusted operating margin was 36%.

$ (in millions)	2Q24	2Q23	% Chg
Revenues:
Origination Technology	$180	$178	1%
Closing Solutions	52	47	9%
Servicing Software	212	—	n/a
Data and Analytics	62	24	165%
Segment Revenues	$506	$249	103%

Recurring Revenues	$387	$164	137%
Transaction Revenues	$119	$85	39%

Other Matters

•	Operating cash flow through the second quarter of 2024 was $2.2 billion and adjusted free cash flow was $1.8 billion.

•	Unrestricted cash was $885 million and outstanding debt was $21.8 billion as of June 30, 2024.

•	Through the second quarter of 2024, ICE paid $519 million in dividends.

Updated Financial Guidance

•	ICE's full year 2024 GAAP operating expenses are expected to be in a range of $4.90 billion to $4.93 billion. Adjusted operating expenses(1) are expected to be in a range of $3.79 billion to $3.82 billion.

•	ICE's third quarter 2024 GAAP operating expenses are expected to be in a range of $1.22 billion to $1.23 billion. Adjusted operating expenses(1) are expected to be in a range of $955 million to $965 million.

•	ICE's third quarter 2024 GAAP non-operating expense(2) is expected to be in the range of $200 million to $205 million. Adjusted non-operating expense is expected to be in the range of $190 million to $195 million.

•	ICE's diluted share count for the third quarter is expected to be in the range of 573 million to 579 million weighted average shares outstanding.

(1) Full year and 3Q 2024 non-GAAP operating expenses exclude amortization of acquisition-related intangibles, duplicate rent expenses, valid claims made following an equity trading issue at NYSE, and Black Knight integration costs.

(2) Non-operating expense includes interest income, interest expense and net other income/expense. Non-GAAP non-operating expense excludes equity earnings/losses from unconsolidated investees.

Earnings Conference Call Information

ICE will hold a conference call today, August 1, 2024, at 8:30 a.m. ET to review its second quarter 2024 financial results. A live audio webcast of the earnings call will be available on the company's website at www.ice.com in the investor relations section. Participants may also listen via telephone by dialing 833-470-1428 from the United States or 929-526-1599 from outside of the United States. Telephone participants are required to provide the participant entry number 916348 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the third quarter 2024 earnings has been scheduled for October 31st, 2024 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
Revenues:	2024	2023	2024	2023
Exchanges	$3,560	$3,214	$1,826	$1,541
Fixed income and data services	1,133	1,109	565	546
Mortgage technology	1,005	485	506	249
Total revenues	5,698	4,808	2,897	2,336
Transaction-based expenses:
Section 31 fees	205	175	138	56
Cash liquidity payments, routing and clearing	886	849	442	392
Total revenues, less transaction-based expenses	4,607	3,784	2,317	1,888

Operating expenses:
Compensation and benefits	935	703	473	351
Professional services	74	57	38	29
Acquisition-related transaction and integration costs	51	46	15	25
Technology and communication	419	345	214	173
Rent and occupancy	59	45	30	25
Selling, general and administrative	178	137	100	63
Depreciation and amortization	762	527	381	267
Total operating expenses	2,478	1,860	1,251	933
Operating income	2,129	1,924	1,066	955
Other income/(expense):
Interest income	66	193	36	102
Interest expense	(474)	(351)	(233)	(175)
Other income/(expense), net	104	(70)	(8)	(35)
Total other income/(expense), net	(304)	(228)	(205)	(108)
Income before income tax expense	1,825	1,696	861	847
Income tax expense	403	207	222	32
Net income	$1,422	$1,489	$639	$815
Net income attributable to non-controlling interest	(23)	(35)	(7)	(16)
Net income attributable to Intercontinental Exchange, Inc.	$1,399	$1,454	$632	$799

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$2.44	$2.60	$1.10	$1.43
Diluted	$2.43	$2.59	$1.10	$1.42
Weighted average common shares outstanding:
Basic	573	560	573	560
Diluted	575	561	575	561

Consolidated Balance Sheets

(In millions)

	As of
	June 30, 2024	As of
	(Unaudited)	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$885	$899
Short-term restricted cash and cash equivalents	1,252	531
Short-term restricted investments	500	680
Cash and cash equivalent margin deposits and guaranty funds	80,129	78,980
Invested deposits, delivery contracts receivable and unsettled variation margin	2,000	1,814
Customer accounts receivable, net	1,548	1,366
Prepaid expenses and other current assets	677	703
Total current assets	86,991	84,973
Property and equipment, net	1,992	1,923
Other non-current assets:
Goodwill	30,553	30,553
Other intangible assets, net	16,805	17,317
Long-term restricted cash and cash equivalents	370	340
Other non-current assets	971	978
Total other non-current assets	48,699	49,188
Total assets	$137,682	$136,084

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$1,008	$1,003
Section 31 fees payable	203	79
Accrued salaries and benefits	263	459
Deferred revenue	497	200
Short-term debt	3,234	1,954
Margin deposits and guaranty funds	80,129	78,980
Invested deposits, delivery contracts payable and unsettled variation margin	2,000	1,814
Other current liabilities	130	137
Total current liabilities	87,464	84,626
Non-current liabilities:
Non-current deferred tax liability, net	3,950	4,080
Long-term debt	18,573	20,659
Accrued employee benefits	179	193
Non-current operating lease liability	323	299
Other non-current liabilities	449	441
Total non-current liabilities	23,474	25,672
Total liabilities	110,938	110,298

Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	7	6
Treasury stock, at cost	(6,377)	(6,304)
Additional paid-in capital	16,130	15,953
Retained earnings	17,236	16,356
Accumulated other comprehensive loss	(309)	(294)
Total Intercontinental Exchange, Inc. stockholders’ equity	26,687	25,717
Non-controlling interest in consolidated subsidiaries	57	69
Total equity	26,744	25,786
Total liabilities and equity	$137,682	$136,084

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and adjusted free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023	2024	2023	2024	2023
Total revenues, less transaction-based expenses	$2,469	$2,190	$1,133	$1,109	$1,005	$485	$4,607	$3,784
Operating expenses	682	631	711	699	1,085	530	2,478	1,860
Less: Amortization of acquisition-related intangibles	34	33	77	85	395	183	506	301
Less: Transaction and integration costs	—	—	—	—	51	46	51	46
Less: Regulatory matter	—	11	—	—	—	—	—	11
Less: Other	30	6	14	—	—	—	44	6
Adjusted operating expenses	$618	$581	$620	$614	$639	$301	$1,877	$1,496
Operating income/(loss)	$1,787	$1,559	$422	$410	$(80)	$(45)	$2,129	$1,924
Adjusted operating income	$1,851	$1,609	$513	$495	$366	$184	$2,730	$2,288
Operating margin	72%	71%	37%	37%	(8)%	(9)%	46%	51%
Adjusted operating margin	75%	73%	45%	45%	36%	38%	59%	60%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2024	2023	2024	2023	2024	2023	2024	2023
Total revenues, less transaction-based expenses	$1,246	$1,093	$565	$546	$506	$249	$2,317	$1,888
Operating expenses	356	311	357	356	538	266	1,251	933
Less: Amortization of acquisition-related intangibles	15	17	39	43	198	91	252	151
Less: Transaction and integration costs	—	—	—	—	15	25	15	25
Less: Regulatory matter	—	1	—	—	—	—	—	1
Less: Other	30	—	7	—	—	—	37	—
Adjusted operating expenses	$311	$293	$311	$313	$325	$150	$947	$756
Operating income/(loss)	$890	$782	$208	$190	$(32)	$(17)	$1,066	$955
Adjusted operating income	$935	$800	$254	$233	$181	$99	$1,370	$1,132
Operating margin	71%	72%	37%	35%	(6)%	(7)%	46%	51%
Adjusted operating margin	75%	73%	45%	43%	36%	40%	59%	60%

Adjusted Net Income Attributable to ICE and Diluted EPS

(In millions)

(Unaudited)

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Net income attributable to ICE	$1,399	$1,454
Add: Amortization of acquisition-related intangibles	506	301
Add: Transaction and integration costs	51	46
(Less)/Add: Litigation and regulatory matters	(160)	11
Add: Net losses from unconsolidated investees	45	65
Add: Fair value adjustment of equity investments	3	—
Less: Net interest income on pre-acquisition-related debt	—	(12)
Add: Other	44	6
Less: Income tax effect for the above items	(125)	(112)
Less: Deferred tax adjustments on acquisition-related intangibles	(35)	(85)
Less: Other tax adjustments	—	(81)
Adjusted net income attributable to ICE common stockholders	$1,728	$1,593

Diluted earnings per share attributable to ICE common stockholders	$2.43	$2.59

Adjusted diluted earnings per share attributable to ICE common stockholders	$3.00	$2.84

Diluted weighted average common shares outstanding	575	561

Adjusted Net Income Attributable to ICE and Diluted EPS

(In millions)

(Unaudited)

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Net income attributable to ICE	$632	$799
Add: Amortization of acquisition-related intangibles	252	151
Add: Transaction and integration costs	15	25
Add: Regulatory matter	—	1
Add: Net losses from unconsolidated investees	3	30
Less: Net interest income on pre-acquisition-related debt	—	(6)
Add: Other	37	—
Less: Income tax effect for the above items	(79)	(55)
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	16	(86)
Less: Other tax adjustments	—	(57)
Adjusted net income attributable to ICE common stockholders	$876	$802

Diluted earnings per share attributable to ICE common stockholders	$1.10	$1.42

Adjusted diluted earnings per share attributable to ICE common stockholders	$1.52	$1.43

Diluted weighted average common shares outstanding	575	561

Adjusted Free Cash Flow Calculation

(In millions)

(Unaudited)

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Net cash provided by operating activities	$2,205	$1,805
Less: Capital expenditures	(133)	(61)
Less: Capitalized software development costs	(177)	(142)
Free cash flow	1,895	1,602
(Less)/Add: Section 31 fees, net	(124)	50
Adjusted free cash flow	$1,771	$1,652

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks that connect people to opportunity. We provide financial technology and data services across major asset classes helping our customers access mission-critical workflow tools that increase transparency and efficiency. ICE’s futures, equity, and options exchanges – including the New York Stock Exchange – and clearing houses help people invest, raise capital and manage risk. We offer some of the world’s largest markets to trade and clear energy and environmental products. Our fixed income, data services and execution capabilities provide information, analytics and platforms that help our customers streamline processes and capitalize on opportunities. At ICE Mortgage Technology, we are transforming U.S. housing finance, from initial consumer engagement through loan production, closing, registration and the long-term servicing relationship. Together, ICE transforms, streamlines and automates industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 8, 2024. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Katia Gonzalez

+1 678 981 3882

katia.gonzalez@ice.com

investors@ice.com

ICE Media Contact:

Damon Leavell

+1 212 323 8587

damon.leavell@ice.com

media@ice.com